Exhibit 99.1

VICI PROPERTIES INC. ANNOUNCES SECOND QUARTER 2018 RESULTS

– Reports Second Quarter Net Income of $0.38 per Diluted Share –

– Increases Guidance for Full-Year 2018 –

– Announces Plan to Increase Targeted Annualized Dividend Rate by 9.5% to $1.15 per Share –

NEW YORK, NY – August 2, 2018 – VICI Properties Inc. (NYSE: VICI) (“VICI Properties” or the “Company”), an experiential real estate investment trust, today reported results for the quarter ended June 30, 2018.

Second Quarter 2018 Financial Results

•	Revenues were $221.0 million and included $213.5 million of real property revenues.

•	Net income attributable to common stockholders was $139.0 million, or $0.38 per diluted share.

•	NAREIT-defined Funds From Operations (“FFO”) attributable to common stockholders was $139.0 million, or $0.38 per diluted share.

•	Adjusted Funds From Operations (“AFFO”) attributable to common stockholders was $128.8 million, or $0.35 per diluted share.

Capital Markets Activity

On April 24, 2018, a subsidiary of the Company entered into interest rate swap transactions with several global financial institutions as counterparties. The effective date of each transaction was May 22, 2018, with a termination date of April 22, 2023. The transactions have an aggregate notional amount of $1.5 billion and effectively fix the LIBOR component of the interest rate on a portion of the outstanding debt under the Company’s existing credit facility at 2.8297%. Taking into account the impact of the interest rate swap transactions, 86% of the Company’s outstanding indebtedness is at fixed rates, with the remaining 14% at variable rates.

Acquisitions and Portfolio Activity

On May 9, 2018, the Company announced that it entered into a non-binding letter of intent (“LOI”) with Caesars Entertainment Corporation regarding various strategic transactions. On July 11, 2018, subsequent to the end of the quarter, the Company and Caesars completed one of the transactions contemplated under the LOI and entered into a definitive agreement regarding the remaining transactions.

•

On July 11, 2018, the Company completed the transaction with Caesars to acquire, and lease back, all of the land and real estate assets associated with Octavius Tower for $507.5 million. The purchase was funded with cash.

•

On July 11, 2018, the Company entered into a definitive agreement with Caesars to acquire all of the land and real estate assets associated with Harrah’s Philadelphia for $241.5 million. Further, the Company and Caesars agreed to amend the lease agreements for Caesars Palace Las Vegas (the “CPLV Lease”), the existing regional property portfolio (the “Non-CPLV Lease”), and the facilities in Joliet, Illinois (the “Joliet Lease”, and together with the CPLV Lease and the Non-CPLV Lease, the “Leases”), and certain ancillary agreements to the Leases, to realign certain of the lease terms (collectively the “Lease Modifications”). The purchase price for Harrah’s Philadelphia will be reduced by $159.0 million to reflect the aggregate net present value of the Lease Modifications, resulting in net cash consideration of $82.5 million.

In connection with the closing of the purchase of the Harrah’s Philadelphia property, the Non-CPLV Lease and the CPLV Lease will be amended to include the Harrah’s Philadelphia property and Octavius Tower, respectively, each of which will be leased back to Caesars. The acquisition of Harrah’s Philadelphia and the entry into the contemplated Lease Modifications are expected to close during the fourth quarter of 2018 and are subject to certain customary closing conditions, including obtaining certain regulatory approvals and requisite lender and holder consents under the documents governing certain of the Company’s outstanding debt obligations.

•

On June 19, 2018, the Company announced that it entered into definitive agreements pursuant to which VICI Properties will acquire the land and real estate assets of the Margaritaville Resort Casino, located in Bossier City, Louisiana, for $261.1 million in cash, and Penn National Gaming, Inc. (“Penn National”) will acquire the operating assets of the Margaritaville Resort Casino for $114.9 million in cash. The transaction is subject to regulatory approvals and customary closing conditions and is expected to close in the second half of 2018, upon which date Penn National will enter into a triple-net lease agreement with the Company. The lease will have an initial total annual rent of $23.2 million and an initial term of 15 years, with four 5-year renewal options. The rent coverage ratio in the first year after closing is expected to be 1.9x and the tenant’s obligations under the lease will be guaranteed by Penn National.

Dividends

On June 14, 2018, the Company declared a cash dividend of $0.2625 per share of common stock for the period from April 1, 2018 to June 30, 2018, based on an annual distribution rate of $1.05 per share. The dividend was paid on July 13, 2018 to stockholders of record as of the close of business on June 28, 2018.

With the closing of the acquisition of Octavius Tower, the Company currently intends to increase its targeted annualized dividend to $1.15 per share (implies an anticipated quarterly dividend of $0.2875), which would represent a 9.5% increase from the current annualized dividend rate of $1.05 per share. The proposed increased dividend is subject to declaration by the Company’s Board of Directors, and is expected to begin in connection with the Company’s third quarter 2018 dividend.

Edward Pitoniak, Chief Executive Officer of VICI Properties, said, “Our second quarter of 2018 represented our next big step in becoming a best-in-class institutional-quality REIT. In Q1 2018 we created our sector’s most robust capital pool by executing the fourth largest REIT IPO ever, and in Q2 2018 we put that capital to work by announcing several accretive acquisitions. We expanded our exposure to Las Vegas through the acquisition of Octavius Tower, which closed on July 11; we announced our intention to enter into the Philadelphia market, the 7th largest gaming market in the U.S., through Harrah’s Philadelphia; we entered into agreements to improve our foundational leases with Caesars, which we believe will enhance our organic growth in the near term, while protecting against volatility in our rental income over the long term; and we announced a transaction whereby we will add a new tenant to our roster, Penn Gaming, and expand our presence in the Shreveport market with the upcoming acquisition of Margaritaville.”

Financial Results – Quarter Ended June 30, 2018

Revenue for the quarter ended June 30, 2018 was $221.0 million and included $213.5 million from the real property business and $7.5 million from the golf course business. Real property business revenue of $213.5 million was comprised of (i) $182.3 million of income from direct financing leases; (ii) $12.2 million of income from operating lease; and (iii) $19.0 million of property taxes paid by the Company’s tenants on the leased properties. Golf course business revenue of $7.5 million included $2.5 million pursuant to the Use Agreement with Caesars Entertainment.

General and administrative expenses during the quarter ended June 30, 2018 were $7.2 million. During the quarter, general and administrative expenses contained certain non-recurring costs, including (i) $0.3 million of costs primarily related to the transition and relocation of our corporate headquarters to New York from Las Vegas; and (ii) $0.7 million of legal and professional fees related to the filing of a resale registration statement on Form S-11 in May 2018, which registration statement was filed pursuant to a registration rights agreement entered into by the Company in connection with its private placement completed in December 2017.

Interest expense during the quarter ended June 30, 2018, was $51.4 million based on a weighted average interest rate of 4.70%.

Net income attributable to common stockholders was $139.0 million, or $0.38 per diluted share, for the quarter ended June 30, 2018.

FFO attributable to common stockholders was $139.0 million, or $0.38 per diluted share, for the quarter ended June 30, 2018.

AFFO attributable to common stockholders was $128.8 million, or $0.35 per diluted share, for the quarter ended June 30, 2018.

Balance Sheet

As of June 30, 2018, the Company had $4.1 billion in total debt and $940.7 million in cash and cash equivalents, excluding restricted cash of $13.8 million. The Company’s outstanding indebtedness as of June 30, 2018 was as follows:

($ in millions)	June 30, 2018
Revolving Credit Facility	$—
Term Loan B Facility	2,100.0
CPLV CMBS Debt	1,550.0
Second Lien Notes	498.5

Total debt outstanding, face value	$4,148.5

Cash and cash equivalents	$940.7

2018 Guidance

The Company is increasing its estimated net income and AFFO per share guidance for the full year 2018 to reflect the completion of the Octavius Tower acquisition. The Company estimates that net income attributable to common stockholders will be between $1.48 and $1.49 per diluted share, and that AFFO per share will be between $1.43 and $1.44 per diluted share, for the year ending December 31, 2018. The following is a summary of the assumptions that the Company used in arriving at its guidance:

For the Year Ending December 31, 2018:	Low	High
Estimated net income attributable to common stockholders per diluted share	$1.48	$1.49
Estimated real estate depreciation per diluted share	—	—

Estimated Funds From Operations (FFO) per diluted share	$1.48	$1.49

Estimated direct financing lease adjustments per diluted share	(0.14)	(0.14)
Estimated loss on extinguishment of debt, acquisition and transaction costs, non-cash stock based compensation, amortization of debt issuance costs and OID, other depreciation and capital expenditures per diluted share	0.09	0.09

Estimated Adjusted Funds From Operations (AFFO) [1] per diluted share	$1.43	$1.44

The estimates set forth above reflect management’s view of current and future market conditions, including assumptions with respect to the earnings impact of the events referenced in this release and otherwise to be referenced during the conference call referred to below. These estimates do not include the impact on operating results from possible future acquisitions or dispositions, capital markets activity, or other non-recurring transactions. The estimates set forth above may be subject to fluctuations as a result of several factors and there can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

[1]	See Non-GAAP Financial Measures and Reconciliation of Net Income to FFO, FFO per Share, AFFO, AFFO per Share and Adjusted EBITDA.

Conference Call and Webcast

The Company will host a conference call and audio webcast on Friday, August 3, 2018 at 10:00 a.m. Eastern Time (ET).

The conference call can be accessed by dialing 866-393-4306 (domestic) or 734-385-2616 (international). An audio replay of the conference call will be available from 1:00 p.m. ET on August 3, 2018 until midnight ET on August 10, 2018 and can be accessed by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering the passcode 6687699.

A live audio webcast of the conference call will be available through the “Investors” section of the Company’s website, www.viciproperties.com, on August 3, 2018, beginning at 10:00 a.m. ET. A replay of the webcast will be available shortly after the call on the Company’s website and will continue for one year.

About VICI Properties

VICI Properties is an experiential real estate investment trust that owns one of the largest portfolios of market-leading gaming, hospitality and entertainment destinations, including the world-renowned Caesars Palace. VICI Properties’ national, geographically diverse portfolio consists of 20 gaming facilities comprising over 36 million square feet and features approximately 14,500 hotel rooms and more than 150 restaurants, bars and nightclubs. Its properties are leased to leading brands such as Caesars, Horseshoe, Harrah’s and Bally’s, which prioritize customer loyalty and value through great service, superior products and constant innovation. VICI Properties also owns four championship golf courses and 34 acres of undeveloped land adjacent to the Las Vegas Strip. VICI Properties’ strategy is to create the nation’s highest quality and most productive experiential real estate portfolio. For additional information, please visit www.viciproperties.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. Important risk factors that may affect the Company’s business, results of operations and financial position are detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Actual operating results may differ materially from what is expressed or forecast in this press release. Among those risks, uncertainties and other factors are risks that the acquisition of each of the Harrah’s Philadelphia property and the Margaritaville Resort Casino may not be consummated on the terms or timeframe described herein, or at all; the ability of the parties to satisfy the conditions set forth in the definitive transaction documents, including the ability to receive, or delays in obtaining, regulatory approvals and the consents required to consummate the acquisitions of the Harrah’s Philadelphia property and the Margaritaville Resort Casino (including, with respect to Harrah’s Philadelphia, required lender and holder consents); the risk that Caesars may exercise its call right to reacquire the Octavius Tower property in the event that the Harrah’s Philadelphia purchase agreement is terminated; the terms on which the Company finances the acquisition of the Harrah’s Philadelphia property and the Margaritaville Resort Casino, including the source of funds used to finance such transaction; disruptions to the real property and operations of the acquisition of the Harrah’s Philadelphia property and the Margaritaville Resort Casino during the pendency of the closings; risks that the Company may not achieve the benefits contemplated by the acquisitions of the real estate assets (including any expected accretion or the amount of any future rent payments); and risks that not all potential risks and liabilities have been identified in the Company’s due diligence. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.

Non-GAAP Financial Measures

This press release presents Funds From Operations (“FFO”), FFO per diluted share, Adjusted Funds From Operations (“AFFO”), AFFO per diluted share and Adjusted EBITDA, which are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). These are non-GAAP financial measures and should not be construed as alternatives to net income or as an indicator of operating performance (as determined in accordance with GAAP). We believe FFO, FFO per diluted share, AFFO, AFFO per diluted share and Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of our business.

FFO is a non-GAAP financial measure that is considered a supplemental measure for the real estate industry and a supplement to GAAP measures. Consistent with the definition used by The National Association of Real Estate Investment Trusts (“NAREIT”), we define FFO as net income (or loss) (computed in accordance with GAAP) excluding gains (or losses) from sales of property plus real estate depreciation.

AFFO is a non-GAAP measure that is used as a supplemental operating measure to evaluate our performance. We calculate AFFO by adding or subtracting from FFO direct financing lease adjustments, transaction costs incurred in connection with the acquisition of real estate investments, non-cash stock-based compensation expense, amortization of debt issuance costs and original issue discount, non-cash interest expense, non-real estate depreciation (which is comprised of the depreciation related to our golf course operations), capital expenditures (which are comprised of additions to property, plant and equipment related to our golf course operations), non-impairment charges on non-real estate assets, amortization of capitalized leasing costs and gains (or losses) on debt extinguishment.

We define Adjusted EBITDA as net income as adjusted for gains (or losses) from sales of property, real estate depreciation, direct financing lease adjustments, transaction costs incurred in connection with the acquisition of real estate investments, non-cash stock-based compensation expense, amortization of debt issuance costs and original issue discount, other non-cash interest expense, non-real estate depreciation (which is comprised of the depreciation related to our golf course operations), capital expenditures (which are comprised of additions to property, plant and equipment related to our golf course operations), impairment charges on non-real estate assets, amortization of capitalized leasing costs, gains (or losses) on debt extinguishment, interest expense, net and income tax expense.

These non-GAAP financial measures (i) do not represent cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. In addition, these measures should not be viewed as measures of liquidity, our ability to make cash distributions, or our ability to make interest payments on our indebtedness. Investors are also cautioned that FFO, FFO per diluted share, AFFO, AFFO per diluted share and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other REITs due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP.

Reconciliations of net income to FFO, FFO per diluted share, AFFO, AFFO per diluted share and Adjusted EBITDA are included in this release.

VICI Properties Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share and per share data)

	June 30, 2018	December 31, 2017
Assets
Real estate portfolio:
Investment in direct financing leases, net	$8,294,753	$8,268,643
Investments in operating leases	1,110,400	1,110,400
Land	73,600	73,600
Property and equipment used in operations, net	73,029	74,300
Cash and cash equivalents	940,740	183,646
Restricted cash	13,808	13,760
Short-term investments	39,906	—
Other assets	18,467	15,363

Total assets	$10,564,703	$9,739,712

Liabilities
Debt, net	$4,120,141	$4,785,756
Accrued interest	14,254	21,595
Deferred financing liability	73,600	73,600
Deferred revenue	71,961	68,117
Dividends payable	97,107	—
Other liabilities	10,979	10,562
Deferred income taxes	3,718	3,718

Total liabilities	4,391,760	4,963,348

Stockholders’ equity
Common stock, $0.01 par value, 700,000,000 shares authorized and 370,149,921 and 300,278,938 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	3,701	3,003
Additional paid in capital	5,953,104	4,645,824
Accumulated other comprehensive income	(4,640)	—
Retained earnings	137,444	42,662

Total VICI stockholders’ equity	6,089,609	4,691,489
Non-controlling interests	83,334	84,875

Total stockholders’ equity	6,172,943	4,776,364

Total liabilities and stockholders’ equity	$10,564,703	$9,739,712

VICI Properties Inc.

Consolidated Statement of Operations

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended June 30, 2018	Six Months Ended June 30, 2018
Revenues
Income from direct financing leases	$182,319	$364,355
Income from operating leases	12,209	24,418
Tenant reimbursement of property taxes	18,932	36,175
Golf operations	7,515	14,303

Revenues	220,975	439,251

Operating expenses
General and administrative	7,160	14,468
Depreciation	922	1,828
Property taxes	18,932	36,175
Golf operations	4,513	8,608

Total operating expenses	31,527	61,079

Operating income	189,448	378,172

Interest expense	(51,440)	(104,314)
Interest income	3,799	5,477
Loss from extinguishment of debt	—	(23,040)

Income before taxes	141,807	256,295
Income tax expense	(448)	(832)

Net income	$141,359	$255,463
Less: Net income attributable to noncontrolling interests	(2,315)	(4,297)

Net income attributable to common stockholders	$139,044	$251,166

Net income per common share
Basic	$0.38	$0.70
Diluted	$0.38	$0.70

Weighted average number of common shares outstanding
Basic	369,932,843	356,454,441
Diluted	369,991,738	356,491,047

VICI Properties Inc.

Reconciliation of Net Income to FFO, FFO per Share, AFFO, AFFO per Share and

Adjusted EBITDA

(In thousands, except share and per share data)

	Three Months Ended June 30, 2018	Six Months Ended June 30, 2018
Net income attributable to common stockholders	$139,044	$251,166
Real estate depreciation	—	—

Funds From Operations (FFO)	139,044	251,166
Direct financing lease adjustments attributable to common stockholders	(12,863)	(25,767)
Loss on extinguishment of debt	—	23,040
Non-cash stock-based compensation	468	859
Amortization of debt issuance costs and original issue discount	1,489	2,982
Other depreciation	919	1,825
Capital expenditures	(211)	(557)

Adjusted Funds From Operations (AFFO)	128,846	253,539

Interest expense, net	46,152	95,855
Income tax expense	448	832

Adjusted EBITDA	$175,446	$350,227

Net income per common share
Basic and diluted	$0.38	$0.70
FFO per common share
Basic and diluted	$0.38	$0.70
AFFO per common share
Basic and diluted	$0.35	$0.71
Weighted average number of common shares outstanding
Basic	369,932,843	356,454,441
Diluted	369,991,738	356,491,047

Investor Contacts: Investors@viciproperties.com (725) 201-6415 Or ICR Jacques Cornet Jacques.Cornet@icrinc.com	Media Contacts: PR@viciproperties.com (725) 201-6414 Or ICR Phil Denning and Jason Chudoba Phil.Denning@icrinc.com, (646) 277-1258 Jason.Chudoba@icrinc.com, (646) 277-1249